UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2019 (January 16, 2019)
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
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Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Washington Federal, Inc. was held on January 16, 2019. The three items voted upon by stockholders included 1) the election of two directors for a three-year term; 2) the approval of a non-binding, advisory vote on the compensation of Washington Federal named executive officers; and 3) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for fiscal 2019. The results of the voting were as follows:

	Votes Cast		Votes	Total	Broker
	For	Against	Withheld	Votes Cast	Non-votes
Election of Directors
Three-year term:
Thomas J. Kelley	63,941,488	—	1,917,457	65,858,945	9,273,662
Barbara L. Smith	64,930,155	—	928,790	65,858,945	9,273,662

	Votes Cast			Total
	For	Against	Abstained	Votes Cast
Non-binding advisory vote on
executive compensation	62,782,016	2,802,921	274,008	65,858,945

Ratify appointment of
Deloitte & Touche LLP	73,432,876	1,558,776	140,955	75,132,607

Based on the results above, all of the Board of Directors' recommendations were approved by shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 17, 2019	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Executive Vice President and Chief Financial Officer